                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
             (Exact Name of Registrant as Specified in Its Charter)

                    Switzerland                                                  98-0186363
        ---------------------------------------                              -------------------
        (State of Incorporation or Organization)                              (I.R.S. Employer
                                                                             Identification no.)
             Bahnhofstrasse 45, Zurich and
                Aeschenvorstadt 1, Basel
        ---------------------------------------                              -------------------
        (Address or Principal Executive Offices)                                  (Zip Code)

          If this form relates to the                               If this form relates to the
          registration of a class of securities                     registration of a class of
          pursuant to Section 12(b) of the                          securities pursuant to Section 12(g)
          Exchange Act and is effective                             of the Exchange Act and is effective
          pursuant to General Instruction                           pursuant to General Instruction
          A.(c), please check the following                         A.(d), please check the following
          box: [X]                                                  box: [ ]

Securities Act registration statement file number to which this form
relates:                                                  333-64844
                                                       ---------------
                                                       (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                 Title of Each Class                               Name of Each Exchange on Which
                 To be so Registered                               Each Class is to be Registered
          ----------------------------------                       ------------------------------

          Principal Protected Notes due                                American Stock Exchange
          August [   ], 2010 (Linked to the
          performance of the S&P 500(R) Index)
          ----------------------------------                       ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                       -----------------------------------
                                (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Preliminary Prospectus Supplement filed with the Commission on July 8, 2003 under Rule 424(b)(2) and in the Prospectus dated February 27, 2003 under "Description of Debt Securities We May Offer" pursuant to an effective Registration Statement on Form F-3 (File No. 333-64844) (the "Additional Registration Statement") under the Securities Act of 1933, as amended, filed with the Commission on December 19, 2002; the Additional Registration Statement, filed pursuant to Rule 429 under the Securities Act, constitutes Post-Effective Amendment No. 4 to the Company's Registration Statement on Form F-1 (File No. 333-46930) (the "Prior Registration Statement") filed with the Commission on September 29, 2000, as previously amended by Post-Effective Amendment No. 1 thereto on Form F-1 filed with the Commission on March 23, 2001, by Post-Effective Amendment No. 2 thereto on Form F-1 filed with the Commission on March 29, 2001 and by Post-Effective Amendment No. 3 thereto on Form F-3 filed with the Commission on May 15, 2001.

ITEM 2.  EXHIBITS.

         1. Debt Indenture, dated as of November 21, 2000, between the Company and U.S. Bank Trust National Association, as debt trustee, including form of debt securities (included as Exhibit 4.1 to the Prior Registration Statement)

         2. Form of Principal Protected Notes due August [ ], 2010 (Linked to the performance of the S&P 500(R) Index)

         3.       SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               UBS AG
                                               (Registrant)


Date:  July 24, 2003                           By: /s/ Jeff Sparks
                                                   ---------------------------
                                                   Jeff Sparks
                                                   Managing Director - Equities

                                               By: /s/ Michael Mahaffy
                                                   ---------------------------
                                                   Michael Mahaffy
                                                   Managing Director - Equities